cripps

Dated 7 April 2020

DIRECTOR'S SERVICE AGREEMENT

SAHARA PRESENTATION SYSTEMS PLC

and

PATRICK FOLEY

REF:PJG/SA50026.34/19447209.1

DIRECTOR'S SERVICE AGREEMENT

This Service Agreement dated 7 April 2020 is made between:

(1) **Sahara Presentation Systems PLC** (incorporated and registered in England and Wales with company number 1335211) whose registered office is at Europa House, Littlebrook DC1, Shield Road, Dartford, Kent DA1 5UR (the "**Company**"); and

(2) **Patrick Foley** of Ashtree, Langley Road, Chipperfield, Hertfordshire, WD4 9JQ

("**you**").

1 DEFINITIONS

1.1 In this Service Agreement:

"**Board**" means the board of directors of the Company from time to time (including any committee of the board duly appointed by it).

"**Confidential Information**" means all and any information however recorded or preserved of the Company or any Group Company or any of its or their customers, suppliers or agents which the Company or Group Company regards as confidential or in respect of which it owes an obligation of confidentiality to a third party which is not part of your own knowledge and experience and which is not readily ascertainable to persons not connected with the Company or any Group Company either at all or without significant expenditure of labour, skill or money, including, but not limited to, trade secrets, technical data and know-how, financial information, pricing structures, customer lists, and business strategy relating to the business of the Company or any Group Company.

"**Group Company**" means in relation to the Company any subsidiary or holding company or subsidiary of any holding company from time to time, with the terms "subsidiary" and "holding company" having the meanings given in section 1159 of the Companies Act 2006.

"**Group**" means the Company and each Group Company.

1.2 Any reference in this Agreement to a statute or statutory provision will include a reference to that statute or statutory provision as from time to time amended, consolidated, extended, modified or re-enacted.

2 COMMENCEMENT OF EMPLOYMENT

2.1 Your employment with the Company under the terms of this Agreement shall be deemed to have commenced on 24th February 2020.

3 EMPLOYEE WARRANTIES

3.1 You warrant that you are entitled to work in the UK without any additional approvals and you will notify the Company immediately if you cease to be so entitled at any time during your employment with the Company. The Company reserves the right to terminate your employment with or without notice (as appropriate) should your right to work in the UK be withdrawn.

3.2 You warrant that by entering into this Agreement and performing your duties under it, you will not be in breach of any court order or any express or implied terms in any contract or other obligations binding on you.

3.3 You warrant that you are not subject to any restrictions which prevent you holding office as a director.

4 JOB TITLE AND DUTIES

4.1 Your job title is Chief Financial Officer. You will report to the Chief Executive Officer or such other person as may be authorised by the Board and notified to you.

4.2 You are employed as a director and you will perform such duties as may be assigned to you from time to time by or with the authority of the Board.

4.3 In addition to your main duties, you must at all times comply with any rules and regulations that are published by the Group and any duties imposed on you by law.

4.4 You will, if and for as long as the Company requires, during the term of this Agreement:

4.4.1 Carry out duties for the benefit of or on behalf of any Group Company; and/or

4.4.2 Hold any office and/or other appointment in or on behalf of the Group.

4.5 You will, at all times during the term of this Agreement;

4.5.1 Unless prevented by ill health or other unavoidable cause, devote the whole of your time, attention and ability during your working hours to the duties of your employment;

4.5.2 Faithfully and diligently perform your duties and exercise only such powers as are consistent with them and abide by any statutory, fiduciary or common law duties to the Company or any Group Company of which you are a director;

4.5.3 Not do anything that would cause you to be disqualified from acting as a director;

4.5.4 Comply with all and any lawful and reasonable directions of the Board;

4.5.5 Do such things as are reasonable and necessary to ensure compliance by yourself and the Company or any relevant Group Company with the Companies Act 2006;

4.5.6 Act only in accordance with the memorandum and articles of association of the Company or, where acting for a Group Company, of the relevant Group Company, as amended from time to time;

4.5.7 Use your best endeavours to protect, develop and promote the interests of the Group;

4.5.8 Comply at all times with the Company's anti-corruption and bribery policy and anti-facilitation of tax evasion policy and related procedures;

4.5.9 Keep the Board promptly and fully informed of your conduct of the business or affairs of Company or any Group Company and provide such explanations as the Board may require;

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4.5.10 Report your own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any Group Company to the Board immediately on becoming aware of it;

4.5.11 Declare to the Board any interest that you may have (directly or indirectly) in any proposed transaction or arrangement with the Company or any Group Company as soon as practicable and in any event before the transaction or arrangement is entered into;

4.5.12 Comply with any electronic communication systems policies that the Company may issue from time to time.

5 PLACE OF WORK

5.1 Your normal place of work is Europa House, Littlebrook DC1, Shield Road, Dartford, Kent DA1 5UR or such other place as the Company may from time to time reasonably require.

5.2 You agree to travel on both in the UK and abroad from time to time as may be required to for the proper performance of your duties and to meet the Company's business needs or those of any Group Company.

5.3 You shall not be required to work outside the UK for any continuous period of more than one month.

6 HOURS OF WORK

6.1 The normal hours of business of the Company are from 9.00 am to 5.30 pm on each weekday excluding bank and public holidays.

6.2 Owing to the nature of your job, your working time is unmeasured and you should work such hours that are necessary for the proper performance of your duties.

6.3 You and the Company agree that your employment under this Agreement falls within the scope of regulation 20 of the Working Time Regulations 1998 and accordingly that the 48 hour weekly working time limit, the night working limits, the daily and weekly rest limits and the rest break requirements set out in the Working Time Regulations 1998 do not apply in relation to your employment.

7 SALARY

7.1 You will be paid at the rate of £175,000 per year in equal monthly instalments (the "**Salary**"). Your Salary will accrue from day to day and will be paid in arrears by credit transfer to your bank account on the 24th of each month, or, if the 24th is not a business day, on the previous business day.

7.2 The Company will review your Salary annually on or about 25th July and will notify you in writing if it decides, entirely at its discretion, to increase your Salary. There will be no review of your Salary after notice has been given by you or the Company to terminate your employment.

7.3 The Company may deduct from your Salary or any other sums due to you, at any time during and on the termination of your employment, any sums you owe to the Company or any Group Company and any payments made to you to which you are not entitled including, but not limited to, any overpayment of pay and any overpayment of accrued holiday pay.

7.4 Your Salary is inclusive of all and any fees receivable by you as the holder of any office in the Group.

8 EXPENSES

8.1 The Company will reimburse to you all reasonable expenses properly incurred by you in the performance of your duties, provided that you give to the Company any receipts, invoices or other such evidence of payment as the Company may require.

8.2 You shall comply with the Company's policies and procedures on expenses as set out in the Company Handbook or as communicated to you from time to time.

8.3 Any credit card supplied to you by the Company shall only be used for expenses incurred by you in the course of your duties.

9 PENSION

9.1 The Company will comply with the employer pension duties in respect of your employment in accordance with Part 1 of the Pensions Act 2008.

9.2 You will be automatically enrolled in the Company's group personal pension scheme (the "**Scheme**") (or such other registered pension scheme as may be set up by the Company to replace the Scheme), subject to your right to opt out of auto-enrolment. Full details of the Scheme are available from the Finance Director.

9.3 The Company and you shall make contributions, as a percentage of your Salary, to the Scheme during each year of your employment, in accordance with statutory minimum contribution rates from time to time. Any contributions paid will be sufficient to maintain the Scheme's status as a qualifying scheme for the purposes of section 16 of the Pensions Act 2008.

9.4 At the date of this Agreement the Company's contribution rate is 3% of Qualifying earnings and your contribution rate is 5%.

9.5 Subject to clause 9.3 you may make additional contributions to the Scheme of an amount up to the lower of 100% of your earnings and the annual allowance set by HM Revenue & Customs from time to time.

9.6 Any contributions shall be payable in equal monthly instalments in arrears, and you agree to the Company deducting your contributions from your Salary each month.

10 CAR ALLOWANCE

10.1 Provided that you hold a current driving licence, you shall receive a car allowance for use of your own car of £9,600 per year which shall be payable together with and in the same manner as your Salary in accordance with clause 7. The car allowance shall not be treated as part of your Salary for any purpose and shall not be pensionable.

10.2 The Company will reimburse your in respect of fuel costs for business miles at its usual business mileage rate.

10.3 You shall immediately inform the Company if you are disqualified from driving and shall case to be entitled to receive your car allowance under this clause.

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11 HOLIDAY

11.1 You are entitled to 27 days' paid holiday each holiday year, in addition to the usual bank and public holidays in England and Wales. Your holiday entitlement will be calculated on a pro rata basis if you work part time.

11.2 The Company's holiday year is 1 February to 31 January. You must make every effort to use your holiday allowance in the holiday year that it falls. You cannot carry forward more than [5] days untaken holiday from one holiday year to the following holiday year unless you have been prevented from taking it in the relevant holiday year by a period of maternity, paternity, adoption or shared parental leave. Any holiday carried forward must be used within [3] months of the end of the holiday year. If not taken in this period, it will be lost.

11.3 You must agree the dates of your holiday in advance with the Chief Executive Officer. You should not commit yourself to bookings without first obtaining the Chief Executive Officer's agreement to your chosen dates.

11.4 You may not take more than 12 consecutive working days' holiday without prior authorisation from the Chief Executive Officer.

11.5 You will be deemed to take your statutory entitlement to leave under the Working Time Regulations first in each holiday year followed by any additional contractual entitlement.

11.6 On the termination of your employment, you will be paid in lieu of any accrued unused holiday entitlement from your final holiday year. If you have taken in excess of your accrued holiday entitlement, a sum will be deducted from your final Salary and any excess will be recoverable from you.

11.7 The basis for payment and deduction referred to above shall be 1/260th of your full time equivalent annual salary per day of holiday.

11.8 The Company reserves the right to require you to take any accrued holiday entitlement during your notice period.

12 SICKNESS OR OTHER ABSENCE

12.1 If you are absent from work for any reason and your absence has not previously been authorised by the Company, you should contact the Chief Executive Officer by telephone before your usual start time on the first day of absence to notify the reason for your absence and how long it is likely to last. If you fail to notify the Company of your absence, you may become subject to disciplinary action and not be eligible to receive sick pay.

12.2 If the reason for your absence is sickness or injury which continues for more than seven consecutive days (including weekends) you must provide the Company with a medical certificate on or before the eighth day of sickness or injury. Thereafter, you must provide medical certificates to cover any further absence.

12.3 When you return to work, you may be required to complete a self-certification form.

12.4 Subject to clause 12.6 below, provided that you have complied with the notice requirements set out in this clause, you will be entitled to be paid your full Salary for periods of sickness absence up to a maximum of 6 calendar months in aggregate in any rolling 12-month period. Any additional sick pay will be paid entirely at the absolute discretion of the Company. Any sick pay paid to you by the Company will not be less than and will be deemed to include all

and any statutory sick pay (SSP) to which you are entitled. Your qualifying days for SSP purposes are Monday to Friday.

12.5 If you have been on long-term sick leave continuously for more than 12 months, you will not qualify again for the payment of sick pay until you have returned to work for a total of 3 calendar months.

12.6 Where your period of absence commences after you have been notified that you are required to attend a disciplinary investigatory interview or a disciplinary hearing or you are otherwise subject to disciplinary proceedings, you will not be entitled to any sick pay, other than statutory sick pay, unless the Company at its sole discretion decides otherwise.

12.7 If you are incapable of performing your duties by reason of circumstances where you have a claim for compensation against a third party and you recover compensation for loss of earnings whether from that third party or otherwise, you shall repay to the Company a sum equal to the amount recovered or, if less, any amounts paid to you by the Company in respect of your absence.

12.8 The Company may require you to undergo a medical examination (at the Company's expense) with a medical practitioner nominated by the Company at any time during your employment. You agree to consent to such medical examination and also agree that any report produced in connection with such medical examination may be disclosed to the Company and its advisors to assist the Company in assessing your ability to carry out your duties. The Company may discuss the contents of the report with the relevant doctor.

12.9 The Company may also require a medical certificate from your doctor and/or any doctor(s) nominated by it, confirming that you are fit to return to work after any period of absence. The Company has the right to postpone your return to work (and the continuance or reinstatement of his normal pay, if appropriate) until the Company's nominated doctor has confirmed you are fit to return to your current role and duties.

12.10 The Company may terminate your employment by giving the notice specified in clause 13.1 even if as a result of such termination you would or might forfeit any entitlement to benefit from sick pay under this clause.

13 TERMINATION

13.1 The Company may terminate your employment by giving you six month's written notice and you are required to give the Company six months' written notice to terminate your employment.

13.2 Notwithstanding the notice periods set out above, the Company may, in its absolute discretion, terminate this Agreement at any time (whether or not notice has already been given or received) and with immediate effect by notifying you of the fact that it is exercising its right under this clause and will make a payment in lieu of notice or the remainder of the notice period to you, or the first instalment thereof, on the next payroll date (a "**Payment in Lieu**").

13.3 If the Company exercises its discretion under clause 13.2, you shall be entitled to be paid your Salary only in lieu of notice. For the avoidance of doubt, the Payment in Lieu shall not include any element in relation to:

13.3.1 any bonus or commission payments that might otherwise have been due during the period for which the Payment in Lieu is made;

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13.3.2 any payment in respect of benefits which you would have been entitled to receive during the period for which the Payment in Lieu is made; and

13.3.3 any payment in respect of any holiday entitlement that would have accrued during the period for which the Payment in Lieu is made.

13.4 The Company may elect to pay any sums due under clause 13.2 in equal monthly instalments until the date on which your notice period would have expired if notice had been given.

13.5 If the Company decides to pay you a Payment in Lieu and later becomes aware that prior to the termination of your employment, you acted in repudiatory breach of contract, you shall be required to repay to the Company any Payment in Lieu already paid and you will not be entitled to any further Payment in Lieu.

13.6 You shall have no right to receive a Payment in Lieu unless the Company has exercised its discretion in clause 13.2. Nothing in this clause shall prevent the Company from terminating this Agreement in breach.

13.7 The Company is entitled to terminate your employment without giving you notice or a Payment in Lieu if you:

13.7.1 are in serious or repeated breach or non-observance of your obligations under this Agreement or refuse or neglect to comply with any reasonable and lawful directions of the Board;

13.7.2 commit any act of gross misconduct;

13.7.3 commit any act of dishonesty;

13.7.4 are convicted of a criminal offence which is punishable with 6 months or more imprisonment (save for a motoring offence for which you are not sentenced to a term of immediate or suspended imprisonment);

13.7.5 are disqualified from acting as a director or resign or vacate your office as a director other than at the request of or with the approval of the Board;

13.7.6 become bankrupt or make any arrangement or composition with your creditors generally;

13.7.7 are, in the opinion of the Board, negligent or incompetent in the performance of your duties;

13.7.8 fail or cease to meet the requirements, recommendations or regulations of any regulatory body whose consent is required to enable you to undertake all or any of your duties;

13.7.9 become of unsound mind (which includes lacking capacity under the Mental Capacity Act 2005) or a patient under any statute relating to mental health;

13.7.10 cease to be eligible to work in the United Kingdom;

13.7.11 act in a way (whether or not in the course of your employment) which brings the Company or the Group into disrepute or is materially adverse to the interests of the Company or the Group.

13.8 At any time after notice to terminate this Agreement has been given or received by the Company, the Company may require you to resign (without any claim for compensation) from any offices and/or appointments which you hold as director, nominee or representative of the Company or any Group Company. If you fail to comply within seven days of being so required, the Company is hereby irrevocably authorised to appoint some person in your name and on your behalf to sign any document or do anything necessary to affect such resignation(s).

13.9 At any time after notice to terminate this Agreement has been given or received by the Company, the Company may elect to put you on garden leave for all or part of your notice period. In doing so, the Company may:

13.9.1 exclude you from all or any premises of the Company or the Group;

13.9.2 require you not, without the prior consent of the Board to engage in any contact (whether or not at your own instance) with any customer, supplier, employee, director, officer or agent of the Company or any Group Company which touches and concerns the business affairs of the Group;

13.9.3 require you to carry out specified duties consistent with your status and experience for the Company or any Group Company or require you to carry out no duties at all; and

13.9.4 require you to return to the Company and not retain copies of all documents, notes, reports, equipment, computer software, keys and passes and any other property that belongs to the Company or any Group Company or which refers to or contains any Confidential Information and is in your possession, power or control.

13.10 For the avoidance of doubt, your duties and obligations of confidentiality under this Agreement will continue to apply during any period of garden leave.

13.11 The Company reserves the right to terminate your employment whilst you are absent from work due to illness or injury, notwithstanding any actual or prospective entitlement you may have at that time to sick pay under clause 12.4 above.

13.12 The Company may during any period of notice given by you or the Company, suspend or cancel your access to the Company's IT and telephone systems and may require you to return to the Company any Company computer, laptop, mobile telephone or other device.

14 COMPANY PROPERTY

14.1 All documents, manuals, hardware and software provided for your use by the Company and any data or documents (including copies) produced, maintained or stored on the Company's computer system or other electronic devices remain the property of the Company.

14.2 At any time during your employment on request and in any event prior to or upon the termination of your employment for whatever reason, you will immediately return to the Company in good condition and not retain copies of all documents, notes, reports, equipment, computer software, keys, phones and other electronic devices and passes and any other property that belongs to the Company or any Group Company or which refers to or contains any Confidential Information and is in your possession, power or control.

14.3 On the termination of your employment for whatever reason you will irretrievably (to the extent technically practicable) delete any information relating to the business of the Company or Group stored on any magnetic or optical disk or memory and all matter derived from such

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sources which is in your possession or under your control outside of the Company's premises and if so required shall provide a signed statement that you have complied fully with your obligations under this clause together with such reasonable evidence of compliance as the Company may request.

15 INTELLECTUAL PROPERTY

15.1 The following definitions apply in this clause:

15.1.1 **"Intellectual Property Rights"** means patents, utility models, rights to Inventions, copyright and neighbouring and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

15.1.2 **"Inventions"** means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium.

15.2 You shall give us full written details of all Inventions and of all works embodying Intellectual Property Rights made wholly or partially by you at any time during the course of the employment which relate to, or are reasonably capable of being used in, the Company's business or the business of any Group Company. You acknowledge that all Intellectual Property Rights subsisting (or which may in the future subsist) in all such Inventions and works shall automatically, on creation, vest in the Company absolutely. To the extent that they do not vest automatically, you hold them on trust for the Company. You agree promptly to execute all documents and do all acts as may, in our opinion, be necessary to give effect to this clause.

15.3 You hereby irrevocably waive all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which you have or will have in any existing or future works referred to in this clause.

15.4 You irrevocably appoint the Company to be your attorney in your name and on your behalf to execute documents, use your name and do all things which are necessary or desirable for us to obtain for the Company or our nominee the full benefit of this clause. A certificate in writing, signed by any director or the secretary of the Company, that any instrument or act falls within the authority conferred by this Agreement shall be conclusive evidence that such is the case so far as any third party is concerned.

16 CONFIDENTIAL INFORMATION

16.1 You acknowledge that in the course of the Appointment you will have access to Confidential Information. You have therefore agreed to accept the restrictions in this clause.

16.2 You shall not (except in the proper course of your duties), either during your employment or at any time after its termination (however arising), use or disclose to any person, company or other organisation whatsoever (and shall use your best endeavours to prevent the publication or disclosure of) any Confidential Information. This shall not apply to:

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16.2.1 any use or disclosure authorised by the Board or required by law;

16.2.2 any information which is already in, or comes into, the public domain other than through your unauthorised disclosure; or

16.2.3 any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

17 DIRECTORS' AND OFFICERS' INSURANCE

17.1 During your employment under this Agreement and for six years following its termination you shall be entitled to be covered by a policy of directors' and officers' liability insurance on terms no less favourable than those in place from time to time for other members of the Board. A copy of the policy is available from the Finance Director.

18 OUTSIDE INTERESTS

18.1 During your employment under this Agreement, you shall not without the prior written consent of the Board, whether paid or unpaid, be employed, engaged, concerned or interested in any business trade, profession or occupation (or the setting up of any business, trade, profession or occupation) other than the business of the Company or any Group Company, whether as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.

18.2 The restriction in clause 18.1 shall not preclude you from holding an investment by way of share or other securities of not more than 5% of the total issued share capital of any company (whether or not it is listed or dealt in on a recognised stock exchange) where such company does not carry on a business similar to or competitive with any business for the time being carried on by the Company or any Group Company.

18.3 You agree to disclose to the Board any matters relating to your spouse or civil partner (or anyone living as such), children or parents which may, in the Board's reasonable opinion, be considered to interfere, conflict or compete with the proper performance of your obligations under this Agreement.

19 CEASING TO BE A DIRECTOR

19.1 Except with the prior approval of the Board, or as provided in the articles of association of the Company or any Group Company of which you are a director, you shall not resign as a director of the Company or any Group Company.

20 RESTRICTIVE COVENANTS

20.1 You agree to be bound by the restrictive covenants set out in Schedule 1.

21 DISCIPLINARY AND GRIEVANCE PROCEDURES

21.1 The Company's disciplinary and grievance procedures, which do not form part of your contract of employment, are set out in the Company Handbook. The Company may amend those procedures from time to time and will notify you of any changes.

21.2 If you wish to raise a grievance, you may apply in writing to the Chief Executive Officer in accordance with the grievance procedure.

21.3 If you wish to appeal against a disciplinary decision, you may apply in writing to the Chief Executive Officer in accordance with the disciplinary procedure.

21.4 The Company may suspend you for no longer than is considered necessary to investigate any disciplinary matter involving you or for so long as is otherwise reasonable while any disciplinary procedure against you is outstanding.

22 AMALGAMATION OR RECONSTRUCTION

22.1 If before the expiration of this Agreement, your employment shall be terminated by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction, or as any part of an arrangement for the amalgamation of the undertaking of the Company not involving liquidation and you shall be offered employment with the amalgamating or reconstructed company on terms no less favourable than the terms of this Agreement, you shall have no claim against the Company in respect of the termination of your employment by the Company.

23 DATA PROTECTION

23.1 The Company is committed to compliance with its legal obligations under the General Data Protection Regulation ("**GDPR**") and the Data Protection Act 2018 ("**DPA**") in relation to the holding and processing of personal data concerning you, both during and after your employment with the Company.

23.2 The Company will collect and process your personal data and sensitive personal data (also known as 'special category data') in accordance with the data protection principles under the GDPR and the DPA, and in accordance with its employee privacy policy (as updated from time to time).

23.3 In the course of your employment you may hold, process and access personal data and sensitive personal data relating to other data subjects, and you are required at all times to treat any such data as confidential and to comply with the Company's data protection policy from time to time in force.

24 VARIATION

24.1 The Company will review your terms and conditions of employment contained in this Agreement from time to time and reserves the right to change or replace them to reflect changes in legislation or the changing needs of the business. The Company will inform you of any such changes and where the Company considers appropriate consult with you in advance of them taking effect.

24.2 Subject to clause 24.1, no variation shall be effective unless it is in writing and signed by the parties or their authorised representatives.

25 COLLECTIVE AGREEMENTS

25.1 There are no collective agreements affecting your terms and conditions of employment.

26 THIRD PARTY RIGHTS

26.1 No one other than you and the Company shall have any right to enforce any term of this Agreement.

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26 THIRD PARTY RIGHTS

26.1 No one other than you and the Company shall have any right to enforce any term of this Agreement.

27 GOVERNING LAW

27.1 This Agreement shall be governed by and construed in accordance with the laws of England and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be subject to the exclusive jurisdiction of the English Courts.

28 ENTIRE AGREEMENT

28.1 This Agreement constitutes the entire agreement between the Company and you and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings, whether written or oral, relating to its subject matter.

SIGNED as a deed by **Sahara Presentation Systems PLC** acting by acting by Nigel Batley ,a director, in the presence of Ebony Star Torrington	**Signature of Director** [signature] Nigel Batley

Signature of witness [signature]

Name (in CAPITAL LETTERS) EBONY TORRINGTON

Address 14 Victoria road, Louth, Lincolnshire, LN11 0BX

SIGNED as a deed and delivered by • in the presence of:	**Signature** [signature] Patrick Foley

Signature of witness [signature]

Name (in CAPITAL LETTERS) LIAM BIRCH - PALMER

Address 32 VICARAGE LANE, KINGS LANGLEY, WD4 9HR

SCHEDULE 1

RESTRICTIVE COVENANTS

1 **DEFINITIONS**

Board: the board of directors of the Company (including any committee of the board duly appointed by it).

Capacity: as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.

Confidential Information: means all and any information (however recorded or preserved) of the Company or any of its customers, suppliers or agents which the Company regards as confidential or in respect of which it owes an obligation of confidentiality to a third party which is not part of your own knowledge and experience and which is not readily ascertainable to persons not connected with the Company either at all or without significant expenditure of labour, skill or money.

Garden Leave: any period during which the Company has exercised its rights under clause 13.9.

Group Company: means in relation to a company, for the time being and from time to time, any parent undertaking or subsidiary undertaking of it and any subsidiary undertaking of any such parent undertaking with the terms "subsidiary undertaking" and "parent undertaking" have the meanings given in section 1159 of Companies Act 2006.

Restricted Business: the business of the sale and distribution of audio-visual solutions and software or those other parts of the business of the Company or any Group Company with which you were involved to a material extent in the 12 months prior to Termination.

Restricted Customer: any firm, company or person who, during the 12 months prior to Termination, was a customer of or in the habit of dealing with the Company or any Group Company with whom you had contact or about whom you became aware or informed in the course of your employment.

Restricted Supplier: any firm, company or person who during the 12 months prior to Termination was a supplier of or in the habit of supplying the Company or any Group Company with whom you had contact or about whom you became aware or informed in the course of your employment.

Restricted Person: anyone employed or engaged by the Company or any Group Company in a management or sales role or who could materially damage the interests of the Company or any Group Company if they were involved in any Capacity in any business concern which competes with any Restricted Business, and with whom you had material dealings in the course of your employment in the 12 months prior to Termination.

Termination: the date of termination of your employment with the Company.

2 POST-TERMINATION RESTRICTIONS

2.1 In order to protect the Confidential Information, trade secrets and business connections of the Company and each Group Company to which you have access as a result of your employment under this Service Agreement, you covenant with the Company (for itself and as trustee and agent for each Group Company) that you shall not:

2.1.1 for 6 months after Termination, solicit or endeavour to entice away from the Company or any Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business; or

2.1.2 for 6 months after Termination, solicit or endeavour to entice away from the Company or any Group Company the business of a Restricted Supplier with a view to procuring goods or services from that Restricted Supplier in competition with any Restricted Business; or

2.1.3 for 6 months after Termination in the course of any business concern which is or intends to be in competition with any Restricted Business, offer to employ or employ; offer to engage or engage; or otherwise endeavour to entice away from the Company or any Group Company any Restricted Person; or

2.1.4 for 6 months after Termination, be involved in any Capacity with any business concern which is or intends to be in competition with any Restricted Business; or

2.1.5 for 6 months after Termination, be involved with the provision of goods or services to, or otherwise have any business dealings with, any Restricted Customer in the course of any business concern which is or intends to be in competition with any Restricted Business; or

2.1.6 at any time after Termination, represent yourself as connected with the Company or any Group Company in any Capacity.

2.2 None of the restrictions in paragraph 2.1 shall prevent you from:

2.2.1 holding an investment by way of shares or other securities of not more than 5% of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange; or

2.2.2 being engaged or concerned in any business concern to the extent that your duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or

2.2.3 [being engaged or concerned in any business concern, provided that your duties or work shall relate solely to services or activities of a kind with which you were not concerned to a material extent in the 12 months prior to Termination.]

2.3 The restrictions imposed on you by paragraph 2.1 apply to you acting:

2.3.1 directly or indirectly; and

2.3.2 on your own behalf or on behalf of, or in conjunction with, any firm, company or person.

2.4 The period for which the restrictions in paragraph 2.1 apply shall be reduced by any period that you spend on Garden Leave immediately prior to Termination.

2.5 If you receive an offer to be involved in a business concern in any Capacity during your employment under this Agreement, or prior to the expiry of the last of the covenants in paragraph 2.1, you shall give the person making the offer a copy of this Schedule and you shall inform the Company the identity of that person as soon as possible after accepting the offer.

2.6 The Company and you have entered into the restrictions in paragraph 2.1 having been separately legally advised.

2.7 Each of the restrictions in paragraph 2.1 is intended to be separate and severable. If any of the restrictions shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective.

2.8 You will, at the request and expense of the Company, enter into a separate agreement with any Group Company in which you agree to be bound by restrictions corresponding to those restrictions in paragraph 2.1 (or such of those restrictions as may be appropriate) in relation to that Group Company.

2.9 You agree that in the event that the Company transfers all or part of its business to a third party (the "Transferee"), the restrictions in paragraph 2.1 shall, with effect from the date that you become an employee of the Transferee, apply to you as if references to the Company include the Transferee and as if references to any Group Company include any Group Company of the Transferee.

Cripps LLP
www.cripps.co.uk

Tunbridge Wells
Number 22
Mount Ephraim
Tunbridge Wells
Kent TN4 8AS

T +44 (0)1892 515 121
DX 3954 Tunbridge Wells

Kings Hill
23 Kings Hill Avenue
West Malling
Kent ME19 4UA

T +44 (0)1732 224 000
DX 155770 West Malling 2

London
City Pavilion
Cannon Green
27 Bush Lane
London EC4R 0AA

T +44 (0)20 7930 7879

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